UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway
Suite 500
Dallas, TX	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, CECO Environmental Corp. (the “Company”) increased the size of the Board of Directors of the Company (the “Board”) from eight to nine directors and appointed Richard F. Wallman to serve as a director of the Company. Mr. Wallman’s term will expire on the date of the Company’s 2022 Annual Meeting of Stockholders. The Board has determined that Mr. Wallman qualifies as an independent director under the applicable rules of the Nasdaq Stock Market LLC.

The is no arrangement or understanding between Mr. Wallman or any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Wallman has an interest requiring disclosure under Item 404(a) of Regulation S-K. For his service on the Board, Mr. Wallman will be entitled to the same compensation arrangements as the Company’s other non-employee independent and non-affiliated directors, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2021.

Item 8.01 Other Events.

On November 8, 2021, the Company issued a press release announcing the appointment of Mr. Wallman as a director. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release of CECO Environmental Corp. dated November 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2021	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer